EXHIBIT 5.a

                       [Letterhead of Goodwin Procter LLP]




                                  July 17, 2003

Washington Trust Bancorp, Inc.
23 Broad Street
Westerly, Rhode Island

        Re: Legality of Securities to be Registered under Registration Statement on Form S-8

Ladies and Gentlemen:

     In accordance with Item 601(b)(5) of Regulation S-K, we are furnishing this opinion to you in our capacity as counsel to Washington Trust Bancorp, Inc. (the "Company") in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and relating to the registration of up to 600,000 shares (the "Shares") of common stock, par value $0.0625 per share, of the Company, which may be issued pursuant to the Washington Trust Bancorp, Inc. 2003 Stock Incentive Plan, as amended to date (the "Plan").

     In connection with rendering this opinion, we have examined (i) the Restated Articles of Incorporation of the Company, as amended, (ii) the Amended and Restated By-Laws of the Company, as amended, (iii) such records of the corporate proceedings of the Company as we deemed material, (iv) the Registration Statement and the exhibits thereto, (v) the Plan, and (vi) such other certificates, receipts, records and documents as we considered necessary or appropriate for the purposes of this opinion. In our examination, we have assumed and have not independently verified the genuineness of all signatures, the legal capacity of all natural persons, the conformity to originals and authenticity of all documents submitted to us as certified, photostatic or facsimile copies, and the authenticity of the originals of such copies.

     We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion as to any laws other than the laws of the United States of America and The Commonwealth of Massachusetts. We note, however, that the Company is organized under the laws of the State of Rhode Island. Accordingly, we have assumed that the law of that state is identical to the law of The Commonwealth of Massachusetts in all relevant respects and the opinion expressed below is subject to such assumption.

     Based upon the foregoing, we are of the opinion that, upon the issuance and delivery of the Shares against payment therefor in accordance with the terms of the Plan and the Registration Statement, the Shares will be legally issued, fully paid and nonassessable.

     The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.


                                                             Very truly yours,




                                                             GOODWIN PROCTER LLP